UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 1, 2006

(Date of earliest event reported)

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007

(Address of principal executive offices)

(847) 700-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On February 1, 2006 (the “Effective Date”), UAL Corporation (the “Company”) consummated the transactions contemplated by its Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan”).  Pursuant to the terms of the Plan, upon the Effective Date, the UAL Corporation 2006 Management Equity Incentive Plan (the “MEIP”) and the UAL Corporation 2006 Director Equity Incentive Plan (the “DEIP”), which were previously adopted by the Board of Directors of the Company (the “Board”) on January 10, 2006, became effective.  The aggregate number of shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) reserved for grant under (i) the MEIP is 9,825,000 shares, as may be adjusted for any stock dividend, stock split, recapitalization, reorganization, merger or other subdivision or combination of the Common Stock, and (ii) the DEIP is 175,000 shares.  For a full description of the MEIP and DEIP, reference is made to the description of such plans in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2005, which is incorporated by reference herein.  The description of the MEIP and DEIP is qualified in its entirety by reference to the full text of the MEIP and DEIP, copies of which are filed herewith as Exhibits 10. 1 and 10.2 and are incorporated by reference herein.

The information described under Item 2.03 below “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

On January 23, 2006, the Nominating/Governance Committee of the Company’s Board of Directors approved a five-year travel benefit to certain of the directors of the Company who are departing the Board of Directors on the Effective Date. From and after the Effective Date, each such director, his spouse and dependent children, if any, will be entitled to unlimited, positive space, pleasure travel on United Airlines, including travel on United Express, as well as an annual tax gross-up payment with respect to the value of such travel benefits.

ITEM 1.02.  Termination of a Material Definitive Agreement.

In connection with the Company’s reorganization and emergence from bankruptcy, all existing shares of the Company’s capital stock were canceled pursuant to the Plan, as confirmed with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”) on January 20, 2006.  Therefore, upon the Effective Date, as set forth in the Plan, the Company’s 2000 Incentive Stock Plan (the “2000 Plan”) and the Company’s 2002 Share Incentive Plan (the “2002 Plan”) were terminated.  As of the Effective Date, any and all awards granted under the 2000 Plan and the 2002 Plan were terminated and will no longer be of any force or effect.

The 2000 Plan was filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2000.  The 2002 Plan was filed with the Commission as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ending on September 30, 2002.  The descriptions contained in this Current Report of the 2000 Plan and the 2002 Plan are qualified in their entirety by reference to the full text of the Plans set forth in the respective exhibits.

In addition, as set forth in the Company’s Current Report on Form 8-K as filed on October 28, 2005 (the “October 8-K”), on October 27, 2005, the Board adopted an amendment to the Company’s 1995 Directors Plan (the “1995 Plan”) and resolved that upon the Effective Date, the 1995 Plan and any rights to receive stock under the 1995 Plan would be terminated, except that eligible cash fees which have been deferred and are not subject to an election to receive stock would continue to be due under the 1995 Plan and would be payable in accordance with the terms of the 1995 Plan.  The description of the amendment and termination of the 1995 Plan discussed herein is qualified in its entirety by reference to the full text of the amendment to the 1995 Plan set forth as Exhibit 10.1 to the October 8-K, which is incorporated by reference herein.

Under the terms of the Plan, the underlying option agreements pursuant to the 2000 Plan, the 2002 Plan and the 1995 Plan, together with the Agreement among the Company, United Air Lines, Inc. and Douglas A. Hacker, dated as of April 27, 2001, were rejected and terminated as of the Effective Date.

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Exit Facility

On the Effective Date, the Company’s wholly owned subsidiary, United Air Lines, Inc. (“United”), entered into a new senior secured revolving credit facility and term loan (the “Exit Facility”) provided by a syndicate of banks and other financial institutions led by J.P. Morgan Securities Inc. and Citicorp Global Markets Inc., as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. (“JPMCB”) and Citicorp USA, Inc. (“CITI”), as co-administrative agents and co-collateral agents, General Electric Capital Corporation, as syndication agent, and JPMCB, as paying agent.  The Exit Facility provides for a total commitment of up to $3.0 billion, comprised of two separate tranches: (i) a Tranche A consisting of up to $200 million revolving commitment available for Tranche A loans and for standby letters of credit to be issued in the ordinary course of business of United or one of its subsidiary guarantors and (ii) a Tranche B consisting of a term loan commitment of up to $2.45 billion available at the time of closing and additional term loan commitments of up to $350 million available upon, among other things, United’s acquiring unencumbered title to some or all of the airframes and engines that are currently subject to United’s 1997 EETC transaction.  The loans mature on February 1, 2012.

Borrowings under the Exit Facility bear interest at a floating rate, which can be either a base rate, or at our option, a LIBOR rate, plus an applicable margin of 2.75% in the case of the base rate loans and 3.75% in the case of the LIBOR loans.  The Tranche B term loan requires regularly scheduled semi-annual payments of principal equal to 0.5% of the original principal amount of the Tranche B term loan.  Interest is payable on the last day of the applicable interest period but in no event less often than quarterly.  At any time prior to February 1, 2007, United may use the proceeds from any lower cost refinancing to redeem some or all of the term loans at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption.

The obligations under the Exit Facility are unconditionally guaranteed by the Company and certain of the direct and indirect domestic subsidiaries of the Company (other than United) (the “Guarantors”) and are secured by a security interest in substantially all of the tangible and intangible assets of the Guarantors.  The obligations under the Exit Facility are also secured by a pledge of the capital stock of United and its direct and indirect subsidiaries, except that a pledge of any first tier foreign subsidiary is limited to 65% of the stock of such subsidiary and such foreign subsidiaries are not required to pledge the stock of their subsidiaries.

The Exit Facility contains covenants that will limit the ability of United and the Guarantors to, among other things, incur or guarantee additional indebtedness, create liens, pay dividends on or repurchase stock, make certain types of investments, restrict dividends or other payments from United’s direct or indirect subsidiaries, enter into transactions with affiliates, sell assets or merge with other companies, modify corporate documents or change lines of business.  The Exit Facility also requires compliance with several financial covenants, including (i) a minimum ratio of EBITDA to the sum of cash interest expense, aircraft rent and scheduled debt payments, (ii) a minimum unrestricted cash balance of $1.2 billion, to be reduced to $1.0 billion after December 31, 2006, and (iii) a minimum ratio of market value of collateral to the sum of (A) the aggregate outstanding amount of the loans plus (B) the undrawn amount of outstanding letters of credit, (C) the unreimbursed amount of drawings under such letters of credit and (D) the termination value of certain interest rate protection and hedging agreements with the exit lenders and their affiliates, of 150%.

The Company will use the borrowings under the Exit Facility to finance working capital needs and for other general corporate purposes.

The Exit Facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Exit Facility which is filed as Exhibit 4.1 to this Form 8-K.

Indentures

On the Effective Date, the Company issued $500,000,000 aggregate principal amount of 6% Senior Notes due 2031 (the 6% Notes) to the Pension Benefit Guaranty Corporation (“PBGC”), pursuant to an Indenture, dated as of the Effective Date, between the Company, United, as guarantor, and The Bank of New York Trust Company, N.A., as trustee (the “PBGC Indenture”).  The PBGC Indenture also provides for the issuance of up to $500,000,000 aggregate principal amount of 8% Contingent Notes (the “8% Notes” and, together with the 6% Notes, the “PBGC Notes”), issuable upon certain financial trigger events.  Also on the Effective Date, the Company issued $149,646,114 aggregate principal amount of 5% Senior Convertible Notes due 2020 (the “O’Hare Notes” and together with the PBGC Notes, the “Notes”) to the respective trustees (the “Trustees”) for certain holders of unsecured Chicago municipal bond claims for distribution to or on behalf of such holders, pursuant to an Indenture, dated as of the Effective Date, between UAL Corporation, United Air Lines, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee (the “O’Hare Indenture”).  The Notes were issued pursuant to Section 1145 of the Bankruptcy Code, which exempts the issuance of securities from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

PBGC Notes

The 6% Notes were issued to the PBGC upon the Company’s exit from bankruptcy.  The PBGC Indenture and form of 6% Note, which is attached as an exhibit to the PBGC Indenture, provide, among other things, that the 6% Notes will bear interest at a rate of 6 percent per year (payable semi-annually in cash or, on or prior to December 31, 2011, in common stock or 6% Notes, in arrears on June 30 and December 31 of each year, beginning on June 30, 2006), and will mature on February 1, 2031.  The 8% Notes are contingently issuable to the PBGC in up to eight equal tranches of $62.5 million (with no more than two tranches issued on a single date), in any year from the fiscal year ending December 31, 2009 to the fiscal year ending December 31, 2017 in which there is an issuance triggered. Issuance is triggered when the Company’s earnings before interest, taxes, depreciation, amortization and rents exceed $3.5 billion over the prior twelve months, provided that an issuance would not cause a default under any other securities then existing (in which case the Company must issue common stock having a value of $62.5 million in lieu of the prohibited tranche of 8% Notes).  Each issued tranche would mature 15 years from its respective issuance date.  The PBGC Indenture and form of 8% Note, which is attached as an exhibit to the Indenture, provide, among other things, that the 8% Notes will bear interest at a rate of 8 percent per year (payable semi-annually in cash in arrears).  The Company will pay interest in cash on overdue principal and overdue installments of interest at the rate borne by the PBGC Notes plus 1% per annum.

The Company may redeem the PBGC Notes at its option, in whole or in part on a pro rata basis at any time and from time to time at a purchase price equal to 100% of the principal, plus accrued and unpaid interest, if any, to the date of purchase, payable in cash or in common stock.  Upon a change in ownership or a fundamental change (each as defined in the PBGC Indenture) of the Company, each holder of the PBGC Notes will have the right to require the Company to purchase such holder’s PBGC Notes at a purchase price equal to 100% of the principal amount of the PBGC Notes, together with accrued and unpaid interest, if any, to the date of purchase, payable in cash or in common stock.

The PBGC Notes will be senior unsecured obligations of the Company.  The 6% Notes will rank senior in right to the 8% Notes and notes issued under the Plan to employee groups (the “Employee Notes”) and pari passu with the O’Hare Notes. The 6% Notes will rank junior to the Company’s credit facility, the Company’s and the guarantor’s obligations under the Ninth Amendment to the Co-Branded Card Marketing Services Agreement between the Company, Guarantor, Chase Bank U.S.A., N.A. and various other parties (the “Card Marketing Agreement”) and other secured indebtedness of the Company; provided, that the 6% Notes will be pari passu with such indebtedness of the Company to the extent any such indebtedness is unsecured. The 8% Notes will rank junior to the 6% Notes, the Company’s credit facility, the Card Marketing Agreement and other secured indebtedness of the Company and the O’Hare Notes, and will be pari passu with the Employee Notes.  The PBGC Notes will be fully and unconditionally guaranteed by United Air Lines, Inc. The guarantee will be the guarantor’s unsecured obligations and will be effectively subordinated to the guarantor’s secured indebtedness to the extent of the value of assets securing such indebtedness.

The PBGC Indenture provides that the Company may not consolidate with or merge into any person or convey, transfer or lease all or substantially all of its assets to another person unless: (i) (A) in the case of a merger or consolidation, the Company is the surviving person, or (B) in the case of a merger or consolidation where the Company is not the surviving person and in the case of any such conveyance, transfer or lease, the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States or any state thereof and such corporation assumes all the Company’s obligations under the PBGC Notes and the PBGC Indenture; (ii) if, as a result of such transaction the PBGC Notes become convertible or exchangeable into common stock or securities issued by a third party, such third party guarantees all of the Company’s obligations under the PBGC Notes and the PBGC Indenture; (iii) after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and (iv) other conditions described in the PBGC Indenture are met.

The PBGC Indenture also provides that a guarantor may not consolidate with or merge into any person or convey, transfer or lease its properties and assets substantially as an entity to another person unless (i) after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and (ii) the guarantor survives or the surviving person assumes the obligations of such guarantor.

The PBGC Indenture governing the PBGC Notes contains customary events of default. Under the PBGC Indenture, events of default include (i) default in payment of any interest under the PBGC Notes, which default continues for 30 days; (ii) default in the payment of any principal amount with respect to the PBGC Notes, when the same becomes due and payable; (iii) the Company fails to provide notice of a change in ownership or a fundamental change; (iv) default in the performance of, or breach of, any covenant or warranty with respect to the PBGC Notes, which default continues for 60 days after receipt of notice by holders of at least 25% in aggregate principal amount of the outstanding PBGC Notes of that series; provided, however, that breaches of covenants with respect to notice of change in ownership, notice of default, compliance certificates and changes in organizational documents do not require notice by holders; (v) certain events of bankruptcy, insolvency or reorganization affecting the Company or the guarantor; and (vi) any guarantee ceases to be in full force and effect or is declared null and void or any guarantor denies that it has any further liability under any guarantee, or gives notice to such effect (other than by reason of the termination of the PBGC Indenture), and such condition shall have continued for a period of 30 days after written notice of such failure requiring the guarantor or the Company to remedy the same will have been given to the Company by the trustee or to the Company and the trustee by the holders of 25% in aggregate principal amount at maturity of the PBGC Notes of such series affected outstanding. If an event of default occurs, other than for certain events of bankruptcy or insolvency, either the trustee or the holders of not less than 25% in aggregate principal amount of the PBGC Notes of such series affected then outstanding may declare the principal of the PBGC Notes of that series and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the PBGC Notes of that series together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable.

The PBGC Indenture governing the PBGC Notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, incurrence of liens or the issuance or repurchase of securities by the Company or any of its subsidiaries.

This description of the PBGC Indenture governing the PBGC Notes is qualified in its entirety by reference to the full text of the document, a copy of which is attached hereto as Exhibit 4.2, and is incorporated herein by reference.

O’Hare Notes

The O’Hare Notes were issued upon the Company’s exit from bankruptcy.  The O’Hare Indenture and form of O’Hare Note, which is attached as an exhibit to the O’Hare Indenture, provide, among other things, that the O’Hare Notes will bear interest at a rate of five percent per year (payable semi-annually in cash or, on or prior to February 1, 2007, in common stock, in arrears on June 30 and December 31 of each year, beginning on June 30, 2006), and will mature on February 1, 2021.  The Company will pay interest in cash on overdue principal and overdue installments of interest at the rate borne by the O’Hare Notes plus 1% per annum.

The Company may redeem the O’Hare Notes at its option, in whole or in part on a pro rata basis, at any time and from time to time after February 1, 2011, at a purchase price equal to 100% of the principal, plus accrued and unpaid interest, if any, to the date of purchase, payable in cash or in common stock. Upon a change in ownership or a fundamental change (each as defined in the O’Hare Indenture) of the Company, each holder of the O’Hare

Notes will have the right to require the Company to purchase such holder’s O’Hare Notes at a purchase price equal to 100% of the principal amount of the O’Hare Notes, together with accrued and unpaid interest, if any, to the date of purchase, payable in cash or in common stock.

Holders may require the Company to purchase for cash or shares or a combination thereof, at the Company’s election, all or a portion of their O’Hare Notes on February 1, 2011 and February 1, 2016 at a purchase price equal to 100% of the principal amount of the O’Hare Notes to be repurchased plus accrued and unpaid interest, if any, to the purchase date.

The O’Hare Notes will be senior unsecured obligations of the Company.  The O’Hare Notes will rank junior to the Company’s credit facility, the Card Marketing Agreement and any other secured indebtedness of the Company.  The O’Hare Notes will be pari passu to the 6% Notes, and senior to the Employee Notes and the 8% Notes.  The O’Hare Notes will rank pari passu with all current and future senior unsecured debt of the Company or the guarantor and senior to all current and future subordinated debt of the Company. The O’Hare Notes will be fully and unconditionally guaranteed by United Air Lines, Inc. The guarantee will be the guarantor’s unsecured obligations.

Holders may convert, at any time on or prior to maturity, redemption, a change in ownership or a fundamental change, any of their O’Hare Notes (or portions thereof) into shares of the Company’s common stock at a conversion price which will initially be 125% of the average of last reported sales prices of the Company’s common stock for the 60 consecutive trading days following February 1, 2006. In lieu of delivery of shares of the Company’s common stock upon conversion of all or any portion of the O’Hare Notes, the Company may elect to pay holders surrendering O’Hare Notes for conversion cash or a combination of shares of common stock and cash.

The O’Hare Indenture provides that the Company may not consolidate with or merge into any person or convey, transfer or lease all or substantially all of its assets to another person unless: (i) (A) in the case of a merger or consolidation, the Company is the surviving person, or (B) in the case of a merger or consolidation where the Company is not the surviving person and in the case of any such conveyance, transfer or lease, the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States or any state thereof and such corporation assumes all the Company’s obligations under the O’Hare Notes and the O’Hare Indenture; (ii) if, as a result of such transaction the O’Hare Notes become convertible or exchangeable into common stock or securities issued by a third party, such third party guarantees all of the Company’s obligations under the O’Hare Notes and the O’Hare Indenture; (iii) after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and (iv) other conditions described in the O’Hare Indenture are met.

The O’Hare Indenture also provides that a guarantor may not consolidate with or merge into any person or convey, transfer or lease its properties and assets substantially as an entity to another person unless (i) after giving effect to the transaction no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and (ii) the guarantor survives or the surviving person assumes the obligations of such guarantor.  Upon the assumption of the guarantor’s obligations by such person in such circumstances, the guarantor will not be discharged from its obligations under the O’Hare Notes and the O’Hare Indenture.

The O’Hare Indenture governing the O’Hare Notes contains customary events of default. Under the O’Hare Indenture, events of default include (i) default in payment of any interest under the O’Hare Notes, which default continues for 30 days; (ii) default in the payment of any principal amount with respect to the O’Hare Notes, when the same becomes due and payable; (iii) the Company fails to provide notice of a change in ownership or a fundamental change; (iv) default in the performance of, or breach of, any covenant or warranty with respect to the O’Hare Notes, which default continues for 60 days after receipt of notice by holders of at least 25% in aggregate principal amount of the outstanding O’Hare Notes; provided, however, that breaches of covenants with respect to notice of change in ownership, notice of default, compliance certificates and changes in organizational documents do not require notice by holders; (v) the Company defaults in its obligation to deliver shares of common stock of the Company, cash or other property upon conversion of a holder’s exercise of their right to convert its O’Hare Notes; (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or the guarantor; and (vii) any guarantee ceases to be in full force and effect or is declared null and void or any guarantor denies that it has any further liability under any guarantee, or gives notice to such effect (other than by reason of the termination of the O’Hare Indenture), and such condition shall have continued for a period of 30 days after written notice of such failure requiring the guarantor or the Company to remedy the same will have been given to the Company by the trustee or to the Company and the trustee by the holders of 25% in aggregate principal amount at maturity of the O’Hare Notes of such series affected outstanding. If an event of default occurs, other than for certain events of bankruptcy or insolvency, either the trustee or the holders of not less than 25% in aggregate principal amount of the O’Hare Notes then outstanding may declare the principal of the O’Hare Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the O’Hare Notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable.

The O’Hare Indenture governing the O’Hare Notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, incurrence of liens or the issuance or repurchase of securities by the Company or any of its subsidiaries.

This description of the O’Hare Indenture governing the O’Hare Notes is qualified in its entirety by reference to the full text of the document, a copy of which is attached hereto as Exhibit 4.3, and is incorporated herein by reference.

PBGC 2% Convertible Preferred Stock

Items 3.02 and 5.03 of this Current Report on Form 8-K are incorporated herein by this reference for a description of the issuance and terms of the Company’s PBGC 2% Convertible Preferred Stock.

ITEM 3.02.  Unregistered Sales of Equity Securities.

Pursuant to the Plan, upon the filing with the State of Delaware of the Company’s Restated Certificate of Incorporation (the “Certificate”), the Company issued or reserved for issuance up to 125,000,000 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”) as follows: (a) 115,000,000 shares to be distributed as the Unsecured Distribution and Employee Distribution (each as defined in the Plan), (b) up to 9,825,000 shares (or options or other rights to acquire shares) pursuant to the terms of the MEIP and (c) 175,000 shares (or option or other rights to acquire shares) pursuant to the terms of the DEIP.  The Common Stock replaces the Company’s prior common stock registered under Section 12(b) of the Act (which prior common stock was canceled concurrently as of the effective time of the Plan.  In addition, pursuant to the Plan, the Company issued 5,000,000 shares of 2% Convertible Preferred Stock, par value $.01 per share, of the Company (the “PBGC Preferred Stock”) to the PBGC pursuant to the terms of that certain Settlement Agreement by and among the Company, its direct and indirect subsidiaries and the PBGC.  The Notes, the PBGC Preferred Stock and the Common Stock were issued pursuant to Section 1145 of the Bankruptcy Code, which exempts the issuance of securities from the registration requirements of the Securities Act of 1933, as amended.

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon the Effective Date, the following directors have departed UAL’s Board of Directors in connection with UAL’s emergence from Chapter 11:  W. Douglas Ford, Dipak C. Jain, Paul E. Tierney, Jr., and George B. Weiksner, Jr.  Mr. Ford served as a member of the Audit Committee and Public Responsibility Committee of the Board of Directors.  Mr. Jain served as Chairman of the Public Responsibility Committee and was a member of the Audit Committee.  Mr. Tierney served as Chairman of the Audit Committee and was a member of the Executive Committee and Nominating/Governance Committee of the Board of Directors.  Mr. Weiksner served as a member of the Public Responsibility Committee.

In addition, upon the Effective Date, in connection with UAL’s emergence from Chapter 11, the following individuals are becoming members of UAL’s Board of Directors by operation of its Plan of Reorganization:  Richard J. Almeida, Walter Isaacson, Janet Langford Kelly, Robert D. Krebs and David Vitale.

Committee Memberships.

The following directors will be members of the Audit Committee of the Board of Directors of UAL:  David Vitale (Chairman), Richard J. Almeida, John H. Walker, Robert S. Miller and Robert D. Krebs.

The following directors will be members of the Executive Committee of the Board of Directors of UAL:  Glenn F. Tilton (Chairman), James J. O’Connor, David Vitale, W. James Farrell, Walter Isaacson, Stephen R. Canale and Mark A. Bathurst.  Mr. O’Connor will continue to serve as the lead director of the Board of Directors.

The following directors will be members of the Human Resources Committee of the Board of Directors of UAL:  W. James Farrell (Chairman), James J. O’Connor, John H. Walker, Richard J. Almeida, Janet Langford Kelly, David Vitale, Stephen R. Canale and Mark A. Bathurst.

The following directors will be members of the Human Resources Subcommittee of the Board of Directors of UAL:  W. James Farrell (Chairman), James J. O’Connor, John H. Walker, Richard J. Almeida, Janet Langford Kelly and David Vitale.

The following directors will be members of the Nominating/Governance Committee of the Board of Directors of UAL:  James J. O’Connor (Chairman), W. James Farrell and Walter Isaacson.

The following directors will be members of the Public Responsibility Committee of the Board of Directors of UAL:  Walter Isaacson (Chairman), Janet Langford Kelly, Robert D. Krebs, Robert S. Miller, Stephen R. Canale and Mark A. Bathurst.

Mr. Canale and Captain Bathurst serve on the Human Resources Committee, but not the Human Resources Subcommittee.  Mr. Canale and Captain Bathurst are employees of United.  Captain Bathurst is the Chairman of the Air Line Pilots Association (“ALPA”)-Master Executive Council and an officer of ALPA.  ALPA and United are parties to a collective bargaining agreement for our pilots represented by ALPA.  Mr. Canale is President and Directing General Chairman of the International Association of Machinists and Aerospace Workers (“IAM”) District Lodge 141.  The IAM and United are parties to collective bargaining agreements for our ramp and stores, public contact employees, food service, security officers, maintenance instructors, fleet technical instructors and Mileage Plus employees represented by the IAM.

ITEM 5.03.  Amendments to Articles of Incorporation and Bylaws

In connection the Company’s reorganization and emergence from bankruptcy, the Company adopted the Certificate and the Amended and Restated Bylaws of the Company (the “Bylaws”), effective as of the Effective Date. The following sets forth a description of the key provisions of the Certificate and Bylaws. This description of the Certificate and Bylaws is qualified in its entirety by reference to the full text of these documents, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

Authorized Capital Stock

The Company’s authorized capital stock consists of 1,255,000,002 shares of stock, divided into five classes, as follows: (i) 250,000,000 shares of preferred stock, without par value (the “Serial Preferred Stock”), (ii) 5,000,000 shares of PBGC 2% Convertible Preferred Stock, par value $0.01 per share (the “PBGC Preferred Stock”), (iii) one share of Class Pilot MEC Junior Preferred Stock, par value $0.01 per share (the ‘‘Class Pilot MEC Preferred Stock’’), (iv) one share of Class IAM Junior Preferred Stock, par value $0.01 per share (the “Class IAM Preferred Stock’’ and, together with the Serial Preferred Stock, the PBGC Preferred Stock and the Class Pilot MEC Preferred Stock,  the ‘‘Preferred Stock’’), and (v) 1,000,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”).

Serial Preferred Stock

The Company’s board of directors (the “Board”) is authorized to (i) issue up to 250,000,000 shares of Serial Preferred Stock in one or more series and (ii) fix the number of shares in each such series, as well as the designations, powers, preferences and relative rights and restrictions thereof.

PBGC 2% Convertible Preferred Stock

The PBGC Preferred Stock has the characteristics set forth below.

Ranking

The Board is authorized to issue up to 5,000,000 shares of PBGC Preferred Stock to the Pension Benefit Guaranty Corporation (“PBGC”) which shall rank on parity with the Serial Preferred Stock and rank senior to all junior securities, including without limitation, the Class Pilot MEC Preferred Stock, the Class IAM Preferred Stock and all shares of Common Stock.

Dividends

The Company shall pay preferential dividends to the holders of the PBGC Preferred Stock, which accrue on a daily basis at the rate of 2% per annum on the sum of the liquidation value plus all accumulated and unpaid dividends thereon.  The liquidation value is equal to $100, subject to increase as set forth in the Certificate.  Dividends on the PBGC Preferred Stock are payable in kind.  Dividends shall accrue until the earlier of (i) the date upon which the liquidation value, plus all accrued and unpaid dividends, are paid or the shares are redeemed by the Company, (ii) the date upon which the PBGC Preferred shares are converted into conversion stock (as discussed below) or (ii) the date on which the shares of PBGC Preferred Stock are otherwise acquired by the Company.

Liquidation

Upon any liquidation, dissolution and/or winding up of the Company, each holder of PBGC Preferred Stock shall be paid in preference to any junior securities, an amount in cash equal to the liquidation value of each share of PBGC Preferred Stock owned by such holder, plus any accrued but unpaid dividends on such PBGC Preferred Stock.

Redemption

Upon a fundamental change (as defined in the Certificate), each holder of PBGC Preferred Stock is entitled to receive the aggregate liquidation value of the shares of PBGC Preferred Stock owned by such holder, plus all accrued and unpaid dividends thereon.  The Company may at any time redeem all or any portion of the shares of PBGC Preferred Stock then outstanding, at a price per share equal to the liquidation value thereof, plus all accrued and unpaid dividends thereon.

Voting Rights

The holders of PBGC Preferred Stock shall have no voting rights, except that the affirmative vote of the holders of a majority of the outstanding PBGC Preferred Stock, voting as a separate class, shall be necessary to authorize any amendment to the Certificate which would adversely affect the powers, preferences or special rights of any of the PBGC Preferred Shares.

Conversion

At any time and from time to time following the earlier of (i) February 1, 2008 and (ii) any fundamental change or change of ownership (each as defined in the Certificate), any holder of PBGC Preferred Stock may convert all or any portion of his, her or its shares into a number of shares of conversion stock computed by multiplying the number of shares to be converted by such share’s liquidation value and dividing the result by the

conversion price then in effect.   On February 1, 2021, each share of PBGC Preferred Stock shall be automatically converted into conversion stock (based on the formula set forth above).  The conversion price shall be 125% of the average of the closing prices of the sales of Common Stock on all domestic securities exchanges on which such Common Stock may at the time be listed, averaged over a period beginning on the date of issuance of the PBGC Preferred Stock and ending on the 60th consecutive trading day following such date.  In order to prevent dilution upon certain events, such conversion price is subject to adjustment from time to time, as set forth in the Certificate.

Class Pilot MEC Junior Preferred Stock

The Class Pilot MEC Preferred Stock shall only be issued to and held by (i) the United Airlines Pilots Master Executive Counsel (“MEC”) of the Air Line Pilots Association, International (“ALPA”) or (ii) a duly authorized agent acting on behalf of the MEC.

Ranking

The PBGC Preferred Stock shall be deemed to rank senior to the Class Pilot MEC Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.  The Class IAM Preferred Stock shall be deemed to rank on parity with the Class Pilot MEC Preferred Stock.  All shares of Common Stock shall be deemed to rank junior to the Class Pilot MEC Preferred Stock.

Dividends

The holder of the share of Class Pilot MEC Preferred Stock shall not be entitled to receive any dividends or other distributions.

Liquidation

Upon any liquidation, dissolution and/or winding up of the Company, the holder of the Class Pilot MEC Preferred Stock shall be entitled to receive, in preference to any junior securities, an amount equal to $0.01 for the share of Class Pilot MEC Preferred Stock, but such holder shall not be entitled to receive any further payments or other distributions.

Consolidation, Merger, etc.

Upon consummation of a Merger Transaction (as defined in the Certificate), the share of Class Pilot MEC Preferred Stock shall be converted, reclassified, changed into or exchanged for preferred stock of such successor or resulting or other company having, in respect of such company, the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, that the Class Pilot MEC Preferred Stock had, in respect of the Company, immediately prior to such transaction.

Redemption

Upon (i) the ALPA Termination Date (as defined below) or (ii) the transfer of such share to an unauthorized holder, the share of Class Pilot MEC Preferred Stock shall automatically be redeemed at a price of $0.01 per share.

Voting Rights

Until such time as (the “ALPA Termination Date”) (i) there are no longer any persons represented by ALPA employed by the Company or its affiliates, (ii) the collective bargaining agreements between ALPA and the Company has been amended so that it provides that ALPA no longer has the right to elect a director of the Company, the holder of the share of Class Pilot MEC Preferred Stock shall have the right (a) voting as a separate class, to (1) elect one director to the Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause, and

(b) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of the Company (other than the election of directors), except as otherwise required by law. For purposes of the foregoing, the share of Class Pilot MEC Preferred Stock shall have one vote.  In addition, the affirmative vote of the holder of the share of Class Pilot MEC Preferred Stock voting as a separate class is necessary to authorize an amendment to the Certificate which would adversely affect the powers, preferences or special rights of the Class Pilot MEC Preferred Stock.

Class IAM Junior Preferred Stock

The Class IAM Preferred Stock shall only be issued to and held by (i) the International Association of Machinists and Aerospace Workers (the “IAM”) or (ii) a duly authorized agent acting on behalf of the IAM.

Ranking

The PBGC Preferred Stock shall be deemed to rank senior to the Class IAM Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up.  The Class IAM Preferred Stock shall be deemed to rank on parity with the Class Pilot MEC Preferred Stock.  All shares of Common Stock shall be deemed to rank junior to the Class IAM Preferred Stock.

Dividends

The holder of the share of Class IAM Preferred Stock shall not be entitled to receive any dividends or other distributions.

Liquidation

Upon any liquidation, dissolution and/or winding up of the Company, the holder of the share of Class IAM Preferred Stock shall be entitled to receive, in preference to any junior securities, an amount equal to $0.01 for the share of Class IAM Preferred Stock, but such holder shall not be entitled to receive any further payments or other distributions.

Consolidation, Merger, etc.

Upon consummation of a Merger Transaction, the share of Class IAM Preferred Stock shall be converted, reclassified, changed into or exchanged for preferred stock of such successor or resulting or other company having, in respect of such company, the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, that the Class IAM Preferred Stock had, in respect of the Company, immediately prior to such transaction.

Redemption

Upon (i) the IAM Termination Date (as defined below) or (ii) the transfer of such share to an unauthorized holder, the share of Class IAM Preferred Stock shall automatically be redeemed at a price of $0.01 per share.

Voting Rights

Until such time as (the “IAM Termination Date”) (i) there are no longer any persons represented by IAM employed by the Company or its affiliates, (ii) the letter agreement between IAM and the Company no longer provides that IAM has the right to elect a director of the Company, the holder of the share of Class IAM Preferred Stock shall have the right (a) voting as a separate class, to (1) elect one director to the Board at each annual meeting of stockholders for a term of office to expire at the succeeding annual meeting of stockholders, (2) remove such director with or without cause and (3) fill any vacancies in such directorship resulting from death, resignation, disqualification, removal or other cause, and (b) voting together as a single class with the holders of Common Stock and the holders of such other classes or series of stock that vote together with the Common Stock as a single class, to vote on all matters submitted to a vote of the holders of Common Stock of the Company (other than the election of directors), except as otherwise required by law. For purposes of the foregoing, the share of Class IAM Preferred Stock shall have one vote.  In addition, the affirmative vote of the holders of the share of Class IAM Preferred Stock voting as a separate class is necessary to authorize an amendment to the Certificate which would adversely affect the powers, preferences or special rights of the Class IAM Preferred Stock.

Common Stock

Dividends

The holders of Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board.

Liquidation

Upon any liquidation, dissolution and/or winding up of the Company, after all securities ranking prior to the Common Stock have been paid in full that to which they are entitled, the holders of the then outstanding Common Stock shall be entitled to receive, pro rata, the remaining assets of the Company available for distribution to its stockholders.

Voting Rights

Each outstanding share of Common Stock of the Company shall entitle the holder thereof to one vote on each matter submitted to a vote at a meeting of stockholders.

Preemptive Rights

The Certificate does not grant any preemptive rights.

Foreign Ownership Limitation

The Certificate limits the total number of shares of equity securities held by all persons who fail to qualify as citizens of the United States to having no more than 24.9% of the voting power of the outstanding equity securities.

Restrictions on Issuance of Securities

The Certificate provides that the Company shall not issue nonvoting equity securities on or prior to the second anniversary of the Company’s emergence from protection under Chapter 11 of the Bankruptcy Code to the extent prohibited by Section 1123(a)(6) of the United States Bankruptcy Code for so long as such section is in effect and applicable to the Company.  In addition, except as required by law or as approved by the Company’s stockholders, the Company shall not issue serial preferred stock with voting rights (unless such serial preferred stock is convertible into Common Stock, in which case such serial preferred stock may vote with the Common Stock on an as-converted basis).

5% Ownership Limit

The Certificate provides, subject to certain exceptions therein, that any attempted transfer of the Company’s securities prior to the earliest of (A) February 1, 2011, (B) the repeal, amendment or modification of Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”) in such a way as to render the restrictions imposed by Section 382 no longer applicable to the Company, (C) the beginning of a taxable year of the Company in which no Tax Benefits (as defined in the Certificate) are available, and (D) the date on which the limitation amount imposed by Section 382 in the event of an ownership change of the Company, would not be materially less than the net operating loss carry forward or net unrealized built-in loss of the Company (the “Restriction Release Date”), or any attempted transfer of the Company’s securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio insofar as it purports to transfer ownership or rights in respect of such stock to the purported transferee (y) if the transferor is a Five-Percent Shareholder (as defined in the Certificate) or (z) to the extent that, as a result of such transfer either (1) any person or group of persons shall become a Five-Percent Shareholder or (2) the percentage stock ownership interest in the Company of any Five-Percent Shareholder shall be increased.  The Certificate provides an exception to this limitation for securities held by the PBGC.

Number of Directors

The Certificate provides that the Board shall be fixed by a resolution of the Board, but in no event shall be fewer than five.  The initial number of directors shall be 12, and shall not be increased to more than 12 directors prior to February 1, 2008.  Directors shall hold office until the next annual meeting and may resign at any time upon written notice to the Company.  Notwithstanding the foregoing, during any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed by or pursuant to the provisions of the Certificate, then upon commencement and for the duration of the period during which such right continues:  (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed by or pursuant to said provisions, and (ii) each such additional director shall serve until such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal; provided however whenever such holders are divested of such rights pursuant to the provisions of such series of Preferred Stock, the terms of office of all such additional Directors elected by the holders of such series of Preferred Stock, or elected, or fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Company shall be reduced accordingly.

Removal of Directors

The Bylaws provide that any director may be removed with or without cause, except as provided by law.

Vacancies on the Board of Directors

The Certificate and Bylaws provide that, except as may be otherwise provided pursuant to the obligations of the Company to certain holders of Preferred Stock, any vacancy on the Board that results from an increase in the number of directors may be filled by a majority of the Board then in office. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of that class will hold office for a term that coincides with the remaining term of that class.

Stock Certificates

The Bylaws provide that the shares of Common Stock shall be uncertificated and that all other shares of the Company shall be represented by certificate or shall be uncertificated, as determined by the Board.

Stockholder Action by Written Consent

The Certificate provides that no stockholder action may be taken except at an annual or special meeting of stockholders and that stockholders may not take any action by written consent.

Amendment to Certificate of Incorporation

The Certificate provides that the Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate in a manner in keeping with the Certificate or the Delaware General Corporation Law (“GCL”), and that all rights conferred upon stockholders are granted subject to that reservation.

Amendment of Bylaws

The Certificate provides that the Board may alter, amend or repeal the Bylaws; provided, that no bylaws adopted shall invalidate any prior act of the Board that would have been valid if such bylaws had not been adopted.  The Bylaws provide that they may be amended or altered or adopted either: (i) by the affirmative vote of at least the majority of the votes entitled to be cast by the Board or (ii) by the affirmative vote of the holders of at least a majority in voting power of the stock entitled to vote thereon.

Special Meeting of Stockholders

The Bylaws provide that special meetings of the stockholders may be only be called by the chief executive officer of the Company, the chairman of the Board or the Board.

Quorum

The Bylaws provide that the holders of a majority of the capital stock issued, outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, will constitute a quorum at any meeting of the stockholders held for the transaction of business.

Notice of Stockholder Meeting

The Bylaws provide that written notice of meetings of stockholders, stating the place, date and hour of the meeting and the purpose(s) for which the meeting is called, must be given, personally or by mail, to each stockholder of record entitled to vote whenever stockholders are required or permitted to take any action at any meeting not less than 10 nor more than 60 days before the date of the meeting.

Delivery & Notice Requirements of Stockholder Nominations and Proposals

The Bylaws provide that at any annual stockholders’ meeting only such business may be transacted as has been: (i) specified in the notice of meeting or any supplement thereto given by or at the direction of the Board or any duly authorized committee thereof; (ii) otherwise properly brought by or at the direction of the Board or any duly authorized committee thereof; or (iii) otherwise properly brought by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in the Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, and (B) who complies with the notice procedures set forth in the Bylaws.

Nominations of directors, other than those directors appointed pursuant to the Certificate by a union affiliated with the Company (the “union directors”), may be made at any annual or special meeting of stockholders called for the purpose of electing such directors, (i) by or at the direction of the Board or any duly authorized committee thereof; or (ii) by any stockholder of the Company (A) who is a stockholder of record on the date of the giving of the notice provided for in the Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, and (B) who complies with the notice procedures set forth in the Bylaws.

When proposing to nominate a director, other than a union director, a stockholder’s written notice to the secretary of the Company must set forth (A) with respect to any nominee: (i) the name, age and addresses of the person, (ii) such person’s principal occupation or employment, (iii) the class and number of shares which are beneficially owned by the nominee, (iv) any other information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (v) such nominee’s written consent to serve as a director if so elected and (vi) such other information as may be reasonably necessary to permit the Corporation to determine that the nominee satisfies the qualification requirements set forth in the Certificate and that no violation of the Clayton Act will occur and (B) as to the proposing stockholder, (i) the name and address of record of the stockholder; (ii) the class and number of shares which are beneficially owned by the stockholder; (iii) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) pursuant to which the nomination is to be made by such stockholder; (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the notice and (v) any other information that would required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under.

For a proposal, other than nominations of persons for election to the Board, to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof to the secretary of the Company and such business must be a proper matter for stockholder action.   A stockholder’s written notice to the secretary for either an annual meeting or a special meeting, other than with respect to nomination of directors, must set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of record of the stockholder proposing that business; (iii) the class and number of shares which are beneficially owned by the stockholder; (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of the stockholder in the business; and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

Board Committees

Except as otherwise provided in the Restated Certificate, the Board may, by resolution adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board, designate one or more committees of the Board, each such committee to consist of one or more directors.

Limitation of Personal Liability of Directors

     The Certificate provides that no director will be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which a director derived an improper personal benefit.

Indemnification of Officers & Directors

The Certificate provides that each person who was or is made a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a ‘‘proceeding’’), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, or employee, of the Company or is or was serving at the request of the Company as a director, officer, or employee of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Company to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended, against all expense, liability and loss actually and reasonably incurred or suffered by such person in connection therewith.  Such indemnification shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of his or her heirs, executors and administrators.  Notwithstanding anything to the contrary, the Company shall not be obligated to indemnify a director, officer, or employee for costs and expenses relating to proceedings (or any part thereof) instituted against the Company by such director, officer, or employee (other than proceedings pursuant to which such director, officer, or employee is seeking to enforce such director’s, officer’s, or employee’s indemnification rights hereunder).  The right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

The right to indemnification shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, the Certificate provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the GCL.

No Stockholder Rights Plan

Except as set forth in the Bylaws, the Board shall not adopt a stockholder rights plan without the approval of the Company’s stockholders prior to, or within one year following the adoption of any such rights plan.

ITEM 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
3.1	Restated Certificate of UAL Corporation

3.2	Amended and Restated Bylaws of UAL Corporation

4.1

Revolving Credit, Term Loan and Guaranty Agreement, dated as of February 1, 2006, among United Air Lines, Inc., as borrower, UAL Corporation and the subsidiaries of United Air Lines, Inc. and UAL Corporation, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as co-administrative agent, co-collateral agent and paying agent, Citicorp USA, Inc., as co-administrative agent and co-collateral agent, J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc., as joint lead arrangers and joint bookrunners, and General Electric Capital Corporation, as syndication agent

4.2	PBGC Indenture, dated as of February 1, 2006, between UAL Corporation, as issuer, United Air Lines, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee

4.3	O’Hare Indenture, dated as of February 1, 2006, between UAL Corporation, as issuer, United Air Lines, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee

10.1	UAL Corporation 2006 Management Equity Incentive Plan

10.2	UAL Corporation 2006 Director Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2006

UAL CORPORATION

	By:	/s/ Paul R. Lovejoy
Name: Paul R. Lovejoy
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Restated Certificate of UAL Corporation

3.2*	Amended and Restated Bylaws of UAL Corporation

4.1*

Revolving Credit, Term Loan and Guaranty Agreement, dated as of February 1, 2006, among United Air Lines, Inc., as borrower, UAL Corporation and the subsidiaries of United Air Lines, Inc. and UAL Corporation, as guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as co-administrative agent, co-collateral agent and paying agent, Citicorp USA, Inc., as co-administrative agent and co-collateral agent, J.P. Morgan Securities Inc. and Citigroup Global Markets, Inc., as joint lead arrangers and joint bookrunners, and General Electric Capital Corporation, as syndication agent

4.2*	PBGC Indenture, dated as of February 1, 2006, between UAL Corporation, as issuer, United Air Lines, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee

4.3*	O’Hare Indenture, dated as of February 1, 2006, between UAL Corporation, as issuer, United Air Lines, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee

10.1*	UAL Corporation 2006 Management Equity Incentive Plan

10.2*	UAL Corporation 2006 Director Equity Incentive Plan

* Filed herewith electronically.